UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2007

Commission File Number 000-51762

ALTERNATIVE ENERGY SOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3038728 (I.R.S. Employer Identification Number)

1911 Central Street, Kansas City, Missouri 64108
(816) 842-3835
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2007, A. Michael Espy, John D. McNamara and Douglas D. Wilner (the “Directors”) were appointed to the Board of Directors (the “Board”) of Alternative Energy Sources, Inc. (the “Company”). The Directors have not been appointed to any committee of the Board at this time. The appointment of the Directors was not pursuant to any agreement or understanding between them and any third party.

Each Director was awarded a non-qualified stock option under the Company’s 2006 Equity Incentive Plan to purchase 75,000 shares of the Company’s common stock, such option to vest in three equal annual installments beginning January 5, 2008. In addition, the Directors receive $1,500 for each Board meeting they attend in person and $750 for each Board meeting they attend via telephone. The Directors are compensated for services rendered outside Board meetings at $225 per hour not to exceed $1,800 per day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2007	ALTERNATIVE ENERGY SOURCES, INC.

	By:	/s/ Mark Beemer
Name: Mark Beemer
Title: Chief Executive Officer